Exhibit 10.1

AMENDMENT NO. 2

to

EMPLOYMENT AGREEMENT

dated May 3, 2012

by and among

AXIS Specialty U.S. Services, Inc. (the “Company”),

AXIS Capital Holdings Limited (“Holdings”)

and

Albert A. Benchimol (the “Executive”)

Dated January 19, 2016

WHEREAS, the Company, Holdings and the Executive entered into an employment agreement dated as of May 3, 2012 (the “Agreement”); and

WHEREAS, the Compensation Committee of the Board of Directors of Holdings, the Company and the Executive have determined that it is in the best interests of the Company, Holdings and their shareholders to amend the Agreement in order to extend the term of service thereof;

NOW, THEREFORE, the Agreement is hereby amended, effective as of the date hereof, as follows:

1.	Section 3a of the Agreement (Employment Term) is hereby amended by deleting the reference to “upon the earlier of (i) the Closing, as defined in the Agreement and Plan of Amalgamation, dated as of January 25, 2015, by and among PartnerRe Ltd. and Holdings, as may be amended from time to time (the “Amalgamation Agreement”), or (ii) the End Date, as defined in the Amalgamation Agreement” with “December 31, 2018”.

2.	Section 3a(vi) of the Agreement (Good Reason) is hereby amended by deleting “, prior to July 25, 2015” in clause (i)(F) thereof and replacing it with “at least six (6) months before the end of the Employment Term”.

3.	Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of this 19th day of January, 2016.

AXIS SPECIALTY U.S. SERVICES, INC.

By:	/s/ Noreen McMullan
Name:	Noreen McMullan
Title:	Executive Vice President

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Joseph Henry
Name:	Joseph Henry
Title:	Executive Vice President and Chief Financial Officer

Accepted and Agreed

/s/ Albert A. Benchimol

Albert A. Benchimol

2